UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SIVB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On September 12, 2019, SVB Financial Group (the “Company”) announced that its Board of Directors had appointed Kay Matthews as a director of the Company and its wholly owned subsidiary, Silicon Valley Bank, effective September 10, 2019. Ms. Matthews will serve as a member on the Audit Committee of the Board of Directors of the Company and the Bank.

Ms. Matthews will enter into the Company’s standard form of Indemnification Agreement for directors, and in connection with her service as a director, she will be entitled to compensation in accordance with the Company’s director compensation practices, subject to proration to reflect the commencement date of her service. The Company’s director compensation practices are described under the caption “Compensation for Directors” in the Company’s definitive proxy statement filed on March 11, 2019. There are no arrangements or understandings between Ms. Matthews and any other persons pursuant to which Ms. Matthews was appointed as a director. There are no transactions in which Ms. Matthews has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Matthews is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 12, 2019, announcing the appointment of Kay Matthews to the Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2019	SVB FINANCIAL GROUP

	By:	/s/ Greg W. Becker
	Name:	Greg W. Becker
	Title:	President & Chief Executive Officer